Exhibit 99.1

AFC GAMMA ANNOUNCES LAUNCH OF $100 MILLION OFFERING OF SENIOR NOTES DUE 2027

WEST PALM BEACH, FL, October 6, 2021 – AFC Gamma, Inc. (“AFC Gamma”) (Nasdaq: AFCG) today announced that it intends to offer, subject to market and other conditions, $100 million aggregate principal amount of senior unsecured notes due 2027 (the “Notes”) in a private offering (the “Offering”) to qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will be AFC Gamma’s general unsecured and unsubordinated obligations, will be fully and unconditionally guaranteed by each of AFC Gamma’s existing and future subsidiaries other than certain immaterial subsidiaries, and will rank equally in right of payment with all of AFC Gamma’s existing and future senior unsecured indebtedness and senior in right of payment to any of AFC Gamma’s subordinated indebtedness. The Notes will not be guaranteed by AFC Gamma’s subsidiary on the issue date of the Notes.

AFC Gamma intends to use the net proceeds from this Offering to fund loans related to unfunded commitments to its existing borrowers, to originate and participate in commercial loans to companies operating in the cannabis industry that are consistent with its investment strategy, and for working capital and other general corporate purposes.

The exact timing and terms of the offering will depend on market conditions and other factors. The Notes have not been and are not expected to be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release is neither an offer to sell, nor a solicitation of an offer to buy, any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offer of these securities will be made only by means of a private offering memorandum.

The Notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act.  The Notes will not be registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. AFC Gamma does not intend to apply to list the Notes on any securities exchange or automated dealer quotation system.

About AFC Gamma, Inc.

AFC Gamma is a commercial real estate finance company that provides a range of lending solutions to established operators in the cannabis industry. AFC Gamma originates, structures and underwrites senior secured loans and other types of loan solutions in states that have legalized medicinal and/or adult use cannabis. AFC Gamma has elected and continues to intend to qualify to be taxed as a real estate investment trust, commencing with its taxable year ended December 31, 2020.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and AFC Gamma intends such statements to be covered by the safe harbor provisions contained therein. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements include these words. All statements other than statements of historical or current fact included in this press release are forward-looking statements. Forward-looking statements include statements concerning the conduct of the Offering and the size and terms of the Offering. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond AFC Gamma’s control, including, without limitation, risks and uncertainties related to market conditions, that the size of the Offering could change or the Offering could be terminated, and the satisfaction of customary closing conditions related to the Offering. Actual results could differ significantly from the results discussed or implied in the forward-looking statements due to a number of factors, including, but not limited to, risks set forth in the section entitled “Risk Factors” and elsewhere in AFC Gamma’s Final Prospectus filed with the  Securities and Exchange Commission (the “SEC”) on June 24, 2021, relating to AFC Gamma’s Registration Statement on Form S-11, as amended (File No. 333-257248) and AFC Gamma’s periodic and current reports filed with the SEC. The forward-looking statements included in this press release should not be unduly relied upon, represent AFC Gamma’s views only as of the date of this press release and do not represent AFC Gamma’s views as of any subsequent date. AFC Gamma undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in AFC Gamma’s expectations or otherwise, except as required by law.

INVESTOR CONTACT:
Robyn Tannenbaum
561-510-2293
ir@advancedflowercapital.com

MEDIA CONTACT:
James Golden / Scott Bisang / Jack Kelleher
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449